Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 31, 2018, by and among (i) Project Angel Parent, LLC, a Delaware limited liability company (the “Company”), (ii) Thoma Bravo Discover Fund, L.P., Thoma Bravo Discover Fund A, L.P., Thoma Bravo Discover Fund II, L.P., Thoma Bravo Discover Fund II-A, L.P., and Thoma Bravo Discover Executive Fund II, L.P., each a Delaware limited partnership (each a “TB Fund” and together, the “TB Funds”), any other TB Fund that at any time becomes a party hereto (each, an “Investor” and collectively, the “Investors”), (iii) any employee of the Company or its Subsidiaries who at any time becomes a party hereto (each, an “Executive” and collectively, the “Executives”), and (iv) each of the other Persons set forth from time to time on the attached “Schedule of Holders” under the heading “Other Security holders” who at any time becomes a party hereto (the “Other Securityholders”). The Investors, the Executives and the Other Security holders are collectively referred to herein as the “Securityholders.” Unless otherwise provided in this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Demand Registrations.

(a) Requests for Registration. This Section 1 describes the circumstances under which certain holders of Investor Registrable Securities may request registration under the Securities Act of all or any portion of the Investor Registrable Securities on Form S-l or Form S-2 or any similar long-form registration (“Long-Form Registrations”) and on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, subject to and in accordance with this Section 1 and Section 2, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven days after the receipt of the Company’s notice.

(b) Long-Form Registrations. At any time and from time to time, Thoma Bravo shall be entitled to request an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (“Company-Paid Demand Registrations”); provided, that if Thoma Bravo initiates a Company-Paid Demand Registration, the other holders of Registrable Securities shall be entitled to pari passu participation in such registration in accordance with Section 2. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no Company-Paid Demand Registration shall count as one of the permitted Company-Paid Demand Registrations unless the holder of Investor Registrable Securities who has initiated such Company-Paid Demand Registration is able to register and sell at least 75% of the Registrable Securities such holder requested to be included in such registration;

provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-Paid Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-Paid Demand Registrations.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), Thoma Bravo shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided, that the other holders of Registrable Securities shall be entitled to pari passu participation in such registration subject to and in accordance with this Section 1 and Section 2. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company, pursuant to the request of Thoma Bravo, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then, subject to the Securities Act and applicable rules and regulations thereunder, the Company shall use reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (A) the date on which all Registrable Securities included in such registration have been sold pursuant to the Required Registration, and (B) the date as of which the holder(s) of the Registrable Securities included in such registration (assuming such holder(s) are Affiliates of the Company) are able to sell all of the Registrable Securities included in such registration within a 90-day period in compliance with Rule 144 under the Securities Act; provided, that if Thoma Bravo initiates a Required Registration, the other holders of Registrable Securities shall be entitled to pari passu participation in such registration subject to and in accordance with this Section 1 and Section 2. At any time that any Short-Form Registration is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Short-Form Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall promptly amend or supplement the Short-Form Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders thereof pursuant to this Section 1(c)). In connection with any Shelf Offering, the Company shall, promptly after receipt of a Take-Down Notice and subject to and in accordance with this Section 1 and Section 2, deliver such notice to all other holders of Registrable Securities included in any Short-Form Registration and permit each holder to include its Registrable Securities included on a Short-Form Registration in the Shelf Offering if such holder notifies the proposing holders and the Company within four business days after delivery of the Take-Down Notice to such holder, and in the event that the managing underwriter advises the holders of such securities that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such offering pursuant to piggyback registration rights described in Section 2 hereof), the managing underwriter may limit the number of shares which would otherwise be included in such

Shelf Offering in the same manner as is described in Section 1(d). Notwithstanding anything herein to the contrary (including Section 2), if the Investors wish to engage in an underwritten block trade or similar transaction with a two day or less marketing period, including through filing an automatic shelf registration statement or take-down from an already existing shelf registration statement (collectively, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in this Section 1(c), the Investors will notify the Company of the Underwritten Block Trade on the day such offering is to commence. If requested by the Investors, the Company will promptly notify other holders of Registrable Securities of such Underwritten Block Trade and such other holders of Registrable Securities may elect whether or not to participate no later than the day such offering is to commence (unless a longer period is agreed to by the Investors), and the Company will as expeditiously as possible use its best efforts to facilitate such offering; provided that, notwithstanding anything herein to the contrary, no holder of Registrable Securities holding less than 5% of the Company’s fully diluted common stock, measured as of the time of commencement of such Underwritten Block Trade, will be provided notice or be permitted to participate in an Underwritten Block Trade without the consent of the Investors.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities to be included in such registration, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Investor Registrable Securities (i) first, the number of Investor Registrable Securities and Other Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities and Other Registrable Securities requested to be included therein by each such holder, and (ii) second, Executive Registrable Securities and other securities with respect to which the Company has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities requested to be included therein by each such holder; provided, that the Executive Registrable Securities to be included pursuant to clause (ii) shall not be entitled to participate in any such registration to the extent that the managing underwriter shall determine in good faith that the participation of management would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of Executive Registrable Securities covered in clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration. Except as otherwise approved by the Board and the holders of a majority of the Registrable Securities included in such registration, any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Investor Registrable Securities were given piggyback rights pursuant to Section 2 and in which at least 75% of the number of Registrable Securities requested to be included were included in such registration. The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration if the board of directors of the Company (the “Board”) and the holders of a majority of the Investor Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, a majority of the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any 12-month period.

(f) Selection of Underwriters. The Investor that initiates a Demand Registration shall have the right to select the investment banker(s), manager(s), and legal counsel to administer the offering.

(g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such equity securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.

(h) Obligations of Holders of Registrable Securities. Subject to the Company’s obligations under Section 4(e), each holder of Registrable Securities shall cease using any prospectus after receipt of written notice from the Company indicating that such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Registrable Securities.

2. Piggyback Registrations.

(a) Right to Piggyback. Subject to Section 1(c), if the Company proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any securityholders who holds its securities (other than (i) a registration on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors, officers, members, managers, advisors or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities) (a “Piggyback Registration”) and the registration form to be used may be used for the registration of Registrable Securities then, as expeditiously as reasonably possible (but in no event less than 10 days following the date of filing such registration statement), the Company shall give written notice (the “Registration Notice”) of such proposed filing to all holders of Registrable Securities, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing. Subject to Sections 1(c), 2(c) and 2(d), the Company shall include in such registration statement all such Registrable Securities which are requested to be included therein within seven days after the Registration Notice is given to such holders.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. Subject to Section 1(c), if a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Board, the Company shall include, after including all of the primary securities the Company desires to include, in such registration (i) first, the number of Investor Registrable Securities and Other Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities and Other Registrable Securities requested to be included therein by each such holder, and (ii) second, Executive Registrable Securities and other securities with respect to which the Company has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities requested to be included therein by each such holder; provided, that the Executive Registrable Securities to be included pursuant to clause (ii) shall not be entitled to participate in any such registration to the extent that the managing underwriter shall determine in good faith that the participation of management would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of Executive Registrable Securities covered in clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration.

(d) Priority on Secondary Registrations. Subject to Section 1(c), if a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities and Other Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and such Investor Registrable Securities and Other Registrable Securities on the basis of the number of shares requested to be included therein by each such holder, and (ii) second, Executive Registrable Securities and other securities with respect to which the Company has granted registration rights in accordance with Section 1(g) hereof requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such securities requested to be included therein by each such holder; provided, that the Executive

Registrable Securities to be included pursuant to clause (ii) shall not be entitled to participate in any such registration to the extent that the managing underwriter shall determine in good faith that the participation of management would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of Executive Registrable Securities covered in clause (ii) which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration.

(e) Selection of Underwriters, Etc. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s), manager(s) and legal counsel for the offering must be approved by Thoma Bravo.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned or all shares offered thereunder have been sold, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

3. Holdback Agreements; Transfers; Legend.

(a) Prohibited Actions during Holdback Period. Each holder of Registrable Securities agrees that in connection with the Company’s initial public offering and any Demand Registration or Piggyback Registration that is an underwritten public offering of the Company’s equity securities and in which Registrable Securities are included, he, she or it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”) (other than a Transfer (x) by an Investor to one or more of its Affiliates and (y) pursuant to a conversion in accordance with Section 12.1 of the LLC Agreement), (ii) enter into a transaction which would have the same effect as any action described in clause (i) of this Section 3(a), (iii) enter into any swap, hedge or other arrangement that Transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities, Other Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clauses (i), (ii) or (iii) of this Section 3(a), from the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such underwritten public offering to the date that is 180 days following the date of the final prospectus for such underwritten public offering in the case of the Company’s initial public offering or 90 days following the date of the final prospectus for such underwritten public offering following the Company’s initial public offering (or in each case such shorter period as agreed to by the underwriters designated as “book-runners” managing such registered public offering), unless such book-runners otherwise agree in writing which such agreement would apply to the holders of Registrable Securities on a pro rata basis (each such period referred to herein as a “Holdback Period”). The Company may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period. Notwithstanding the foregoing, no holder of Registrable Securities (other than officers and directors of the Company) will be subject to the Holdback Period in connection with an Underwritten Block Trade unless such holder was provided notice one day prior to such Underwritten Block Trade and provided the opportunity to participate therein (whether or not such Holder elects to participate in such Underwritten Block Trade).

(b) Limitation on Public Sales and Distributions. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form and, for purposes of clarity, except for grants of options or other incentive equity instruments to employees and issuances of equity upon exercise of options or other incentive equity instruments by employees, in each case in the ordinary course of business, and equity issuances pursuant to and in accordance with the terms of other outstanding securities), unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, except as otherwise consented to by the holders of a majority of the Investor Registrable Securities, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree and such agreement permits all holders of Investor Registrable Securities to sell a pro rata amount of securities.

(c) Lockup Agreements. In connection with any underwritten public offering of the Company’s equity securities, each holder of Registrable Securities agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering that the holders of a majority of the Investor Registrable Securities enter into.

(d) Permitted Transfer. Notwithstanding anything to the contrary herein, except in the case of (i) a Transfer to the Company, (ii) a Transfer by an Investor to its limited partners in connection with a pro rata in-kind distribution thereto, (iii) a public sale permitted hereunder, (iv) a sale to the public pursuant to an offering registered under the Securities Act or a sale to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (v) a Transfer pursuant to Section 8.1(b) of the LLC Agreement or (vi) a Transfer in connection with an Approved Sale (each of clauses (i) through (vi), a “Permitted Transfer”), prior to Transferring any Registrable Securities to any Person (including by operation of law), the holder making such Transfer shall cause the prospective transferee to execute and deliver to the Company a counterpart of this Agreement thereby agreeing to be bound by the terms hereof. Any Transfer or attempted Transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose. Other than in the case of a Permitted Transfer, whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder. The provisions of this Section 3(d) shall terminate upon a Sale of the Company.

(e) Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the Transfer of any such Registrable Securities (unless such securities are permitted to be Transferred pursuant to this Agreement and would no longer be Registrable Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 31, 2018, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) notify in writing each seller of such Registrable Securities (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed (in each case, to the extent not publicly available from the Securities and Exchange Commission) and (ii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed, on a national securities exchange selected by the holders of a majority of the Registrable Securities;

(g) cooperate with each holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made by the Financial Industry Regulatory Authority;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares and making appropriate officers of the Company available to participate in “road show” and other customary marketing activities);

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, and use its best efforts promptly to obtain the withdrawal of such order;

(n) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o) take all reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(p) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

(q) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5. Registration Expenses.

(a) Registration Expenses Generally. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b) Reimbursement of Fees of Counsel. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities (such counsel to be approved by Thoma Bravo) included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

(c) Other Registration Expenses. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6. Indemnification.

(a) The Company agrees to indemnify, to the maximum extent permitted by law, each holder of Registrable Securities, its officers, directors and managers and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable legal and other expenses of investigation with respect to actions or proceedings) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, managers and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager or controlling Person of such indemnified party and shall survive the Transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Such provisions shall provide that the liability amongst the various Persons shall be allocated in such proportion as is appropriate to reflect the relative fault of such Persons in connection with the statements or omissions which resulted in losses (the relative fault being determined by reference to, among other things, which Person supplied the information giving rise to the untrue statement or omission and each Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each Person from the sale of the securities, be taken into consideration. Notwithstanding the foregoing, (i) no holder of Registrable Securities shall be required to contribute any amount in excess of the proceeds received by such holder in the transaction at issue and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8. Subsidiary Public Offering; Corporate Conversion.

(a) If, in connection with or after an initial public offering of the equity securities of a Subsidiary of the Company, the Company distributes securities of such Subsidiary to members of the Company, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

(b) In connection with or prior to an initial public offering, the Company may effect a Corporate Conversion, in which event the successor corporation will succeed to all of the rights and obligations of, and be deemed for all purposes hereof to be, the Company hereunder.

9. Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

10. In-Kind Distributions. If any Investor (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to any applicable lock-ups, work with such Investor to facilitate such in-kind distribution in the manner reasonably requested.

11. Definitions.

(a) “Corporate Conversion” means the conversion of the Company from a limited liability company to a corporation (whether by conversion, merger, reorganization or otherwise) in connection with or prior to an initial public offering.

(b) “Executive Registrable Securities” means (i) any Units or equity securities acquired hereafter from the Company, by officers, directors, managers or employees of or consultants or other service providers to the Company and its Subsidiaries or any other Persons who are or become parties to this Agreement and who are not otherwise designated as an Investor hereunder, and (ii) any other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a dividend, distribution or stock or unit split or in connection with an exchange or combination of equity interests, recapitalization, merger, consolidation or other reorganization.

(c) “Investor Purchase Agreement” means that certain Investor Purchase Agreement, dated as of the date hereof, by and among the Company and the parties thereto, as may be amended from time to time in accordance with its terms

(d) “Investor Registrable Securities” means, (i) any Units or equity securities issued or distributed in respect of Units or other equity securities of the Company issued to the Investors pursuant to the Investor Purchase Agreement and any other Units or other equity securities of the Company acquired by the Investors, and (ii) any other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a dividend, distribution or stock or unit split or in connection with an exchange or combination of equity interests, recapitalization, merger, consolidation or other reorganization.

(e) “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as may be amended or modified from time to time in accordance with its terms.

(f) “Other Registrable Securities” means, (i) any equity securities issued or distributed in respect of Units or other equity securities of the Company issued to the Other Securityholders and (ii) any other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a dividend, distribution or stock or unit split or in connection with an exchange or combination of equity interests, recapitalization, merger, consolidation or other reorganization.

(g) “Registrable Securities” means, collectively, the Investor Registrable Securities, Executive Registrable Securities, and the Other Registrable Securities. As to any particular Registrable Securities, such Registrable Securities shall cease to be Executive Registrable Securities, Investor Registrable Securities or Other Registrable Securities, as applicable, when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (ii) repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable

Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(h) “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

(i) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

12. Miscellaneous.

(a) No Inconsistent Agreements; Entire Agreement. The Company shall not hereafter enter into any agreement with respect to its equity securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(b) Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) in accordance with Section 12(1) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holder(s) of a majority of Investor Registrable Securities; provided that in the event that such amendment or waiver by its terms treats any holder or group of holders of Registrable Securities in a manner that is disproportionate and adverse to such holder or group relative to the other holders of Registrable Securities (which shall include, without limitation, the elimination of a right granted to one or more holders of Registrable Securities which right was not granted to all Registrable Securities under this Agreement), then such amendment or waiver shall require the prior written consent of the holder or a majority in interest of the group of holders of Registrable Securities so disproportionately and adversely treated; and provided, further, that any

15 modification, amendment or waiver that has a disproportionate and adverse effect on an Investor as compared to other Investors holding the same class of Registrable Securities shall require the prior written consent of such Investor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d) Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not. If the Company effects a Recapitalization pursuant to Article XII of the LLC Agreement, then the rights and obligations of the Company under this Agreement shall apply, mutatis mutandis, to such successor, reorganized or recapitalized entity, and all references in this Agreement to the Company shall mean such entity, unless the context otherwise requires.

(e) Additional Security holders. In connection with the issuance of any additional equity securities of the Company to any Persons, including to Persons providing services to the Company or any of its Subsidiaries, the Company may permit such Persons to become a party to this Agreement and obtain all of the rights and obligations of an “Investor,” “Executive,” or “Other Securityholder,” as applicable, under this Agreement by obtaining an executed counterpart signature page to this Agreement or executed joinder agreement to this Agreement, and, upon such execution, such Person shall for all purposes be an “Investor,” “Executive” or “Other Security holder,” as the case may be, and a holder of “Investor Registrable Securities,” “Executive Registrable Securities,” or “Other Registrable Securities,” as the case may be, party to this Agreement.

(f) Non-US Registrations. Subject to the Board having approved a registration of Registrable Securities in one or more jurisdictions other than the United States, if Thoma Bravo so requests (in its sole discretion), the Company will use its reasonable best efforts to effect a registration in any such foreign jurisdictions. In such case, the provisions of this Agreement shall apply to any such non-U.S. registration mutatis mutandis.

(g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(i) Waiver of Breach. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or

16 any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(j) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) Jurisdiction; Venue; Service of Process. Each party hereto agrees that it shall bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of any process, summons, notice or document pursuant to Section 12(n) shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

(m) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN

ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

(n) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable overnight express service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) telecopied or e-mailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied or e-mailed before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands, and other communications shall be sent to each Investor, each Executive, and each Other Securityholder at the addresses indicated on the Schedule of Holders attached hereto and to the Company at the address of its corporate headquarters, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(o) No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

(p) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

PROJECT ANGEL PARENT, LLC

/s/ A.J. Rohde
Name:	A.J. Rohde
Title:	Vice President

Signature Page to Registration Rights Agreement

THOMA BRAVO DISCOVER FUND, L.P.

By:	Thoma Bravo Discover Partners, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER FUND A, L.P.

By:	Thoma Bravo Discover Partners, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER FUND II, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

Signature Page to Registration Rights Agreement

THOMA BRAVO DISCOVER FUND II-A, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER EXECUTIVE FUND II, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

Signature Page to Registration Rights Agreement

SCHEDULE OF HOLDERS

Investors:

Thoma Bravo Discover Fund, L.P.

Thoma Bravo Discover Fund A, L.P.

Thoma Bravo Discover Fund II, L.P.

Thoma Bravo Discover Fund II-A, L.P.

Thoma Bravo Discover Executive Fund II, L.P.

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, California 94111

Attn: A. J. Rohde and AJ Jangalapalli

Facsimile: (415) 392-6480

E-mail: arohde@thomabravo.com and ajangalapalli@thomabravo.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile No.: (312) 862-2200

Email: gerald.nowak@kirkland.com

            theodore.peto@kirkland.com

Attention: Gerald T. Nowak, P.C. and Theodore A Peto, P.C.

Executives:

SCML, LLC

Aaron Frantz

Alan Daughton

Allan (Ben) Slocum

Alvin Truong

Brian Harriford

Cara Taylor

Chris Leonardi

Christine (Nha) Nguyen

Christopher Jackson

Cindy Hoang

Clifford Shimizu

Edwin Higa

Himadri Shah

Hung-Ning (Katharine) Chou

Ismael Perez

Jack Loh

Jerod Nace

John Kim

Jordan Ballenberg

Justin (Junkyum) Kim

Justin Ow

Kevin Fleetwood

Khurram Ejaz

Lee Petrale

Maniparn Panutai (Mari) Woodson

Mark-David McCool

Nhu Nguyen

The Vlok Family Trust

Paul Zuber

Pete Gray

Philip Pappas

Samuel (Guan) Wang

Steve (Chien) Ma

Steven Tran

Tammy Deng

Tiana Yeung

Timothy Jewell

Tony Ra

Travis Dungca

Ben Nguyen

Jem Nguyen

Adrienne Matl

Alan Arnold

Anthony Nguyen

Archie Monji

Arthur Wu

Ben Henderson

Brandon Falk

Chad Martin

Cherylynn Higa

Chinh Do

Christopher Yiu

Chuong Nguyen

Daniel Calderon

David Dao

David Gutierrez

David Tran

David Wieczorek

Derek Pham

Doug Glagola

Dylan Gwin

Eugene Lin

Huan Nguyen

James Cox

James Vu

Jason Kudlinski

Jeff Ngarmboonta

Kayla Dailey

Kim Connors

Kyle Kehoe

Lawrence Meeker

Lester Alitagtag

Linh Tran

Matthew Lam

Mike Hinton

Paul Forrest

Rebekah Neil

Reza Barzin

Sharon Noethe

Tawnee Lam

Terry Yim

Tim Cathers

Tony Nguyen

Tran Lai

Tuan Lieu

Vikash Sethi

Wesley Zauner

William Wang

Aaron Manzano

Alex Quintana

Alison Truong

Anh Le

Antonio Valencia

Benny Lee

Brandon Sisola

Brian Ng

Bryan Klann

Cameron Bell

Charles Lee

Chien Ma

Chris Dumas

Christy McLafferty

Cori Clements

Daisy Ho

David Mayer

Debbie Allen

Dennis Christensen

Diana Lansden

Doug Piper

Esther Owens

Guan Wang

Jacob Maag

Jeff Neumeister

Jerico Vargas

Jerrod LeMaire

Jonathan Meevasin

Joseph Coulton

Joshua Alkema

Joshua Dill

Kishore Shenoi

Kristin Montgomery

Michael Street

Nathaniel Barnes

Nghieu Tran

Nha Nguyen

Noel Canlas

Nicolaas Vlok

Orlando Rossi

Peter Cao

Shevonne Kennedy

Steve Weber

Ted Gilkey

Terry Plath

Toby Drury

YinYee Lai

Other Securityholders:

CRIF S.p.A.

Serent Capital Associates III, L.P.

Serent Capital III, L.P.

Antares Holdings LP